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Memorandum Number:                          Offeree Name: Carol Ann Crowsley
                   -------------------                    ----------------------

Techrollup.com

THE UNDERSIGNED hereby subscribes to purchase Five Thousand (5,000) Common Shares of Techrollup.com, Inc., a Florida Corporation, (the "Company"). In this regard, enclosed is $250.00, which is $0.05 per Common Share multiplied by Five Thousand (5,000), which is the number of Common Shares purchased, as shown above. The Undersigned understands that his\her securities may be registered in a subsequent offering and that his\her securities have certain piggyback registration rights, which may only be exercised at the Company's election.

In connection with its purchase, the undersigned warrants and represents the following:

1. The Subscriber was offered the Securities by the Company for investment purposes only, and has specifically relied on the Company in making this investment. The offer to sell Securities was directly communicated to the Subscriber by the Company, on and in such a manner that the Subscriber was able to ask questions and receive satisfactory answers concerning the terms and conditions of this investment, and at no time was the Subscriber presented with, or solicited by, any promotional meeting, newspaper, magazine, electronic media, radio or television advertisement or any other form of general advertising or solicitation. The Securities were purchased directly from the Company by the Subscriber strictly on representations from the Company and were not, without exception, either expressed or implied, purchased from any advisor, agent, or other representative of the Company.

2. The Subscriber acknowledges that as a founder of the Company and as an accredited investor the Company does not have to provide information which would be available in a registration statement filed under the Securities Act of 1933, as amended. Such information, by way of example, includes, but is not limited to, the following:

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
a) Financial and business condition of the Company;                      f) Any legal proceedings;
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b) Officers, directors and promoter (if any) of the Company;             g) Security ownership of the Securities of the Company;
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c) Use of proceeds from sale of the Securities;                          h) Description of the Securities;
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d) Business history of the Company;                                      i) Corporate agreements, Bylaws, Articles of Incorporation;
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e) High Risk Factors associated with an Investment in the Securities;    j) Market information regarding the Securities
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3. The Company was formed for the purpose of acquiring or merging with a business or company operating within the Internet Industry. The Subscriber is aware that the Company is subject to all the risks of a developmental stage company. There is presently no market for the Securities offered herein nor can there be any assurance that any market will be available in the future for such
Securities.

4. Question 4 is intended to determine whether or not you qualify as an Accredited Investor pursuant to Regulation D promulgated under the Securities Act of 1933, as amended;

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  I am an "accredited Investor" and "not counted purchaser" because I am:

  ___ a) A natural person whose individual net worth, or joint net worth with the undersigned's spouse, exceeds $1,000,000, including automobiles, home and furnishings.

  ___ b) A natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year.

  ___ c) A natural person, who, together with their spouse, have joint income of $300,000 in each of the two most recent years and can reasonably expect such minimum level of income in the current year.
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5. The Subscriber understands and acknowledges that the offering price of the
Securities was arbitrarily determined by the Company.

6. The Company has not made any representations regarding possible value appreciation in the Securities.

7. The Securities are not being issued for services performed by the Undersigned.

8. The Securities are being acquired by the Subscriber for investment with Subscriber's own funds or property from Undersigned's own accounts as "Restricted Securities" as that term is defined in Rule 144 of the Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and not with a view to the distribution thereof by public sale or other disposition. The Subscriber does not intend to subdivide Subscriber's acquisition with anyone.

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9. The Subscriber understands that it must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and therefore, cannot be sold unless it is subsequently registered under the Act and any state securities laws, or unless exemption from such registrations are available."

10. The Subscriber understands that the Company will restrict the transfer of the Securities in accordance with the foregoing representations.

11. The Subscriber agrees that all certificates representing Securities will contain legend or a substantial equivalent:

    "The securities represented by the Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "Restricted Securities as that Item is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or exemption from registration, the availability of which is to be established to the satisfaction of the Company."

12. The Subscriber acknowledges and hereby agrees that the Company is under no obligation to register or qualify the Securities under the Securities Act of 1933, as amended, and the rules and regulations adopted thereunder.

13. The Subscriber understands and hereby agrees that the Company will comply with all valid, applicable Federal and State securities regulations.

14. The Subscriber represents and warrants that in connection with the acquisition of the Securities, the Subscriber has had made available or accessible to (it)(him)(her), by the Company and its officers and directors, all information which it has deemed material to making an informed investment decision to acquire the Securities prior to
(its)(his)(her) subscription in the Securities.

15. The Subscriber represents and warrants that it has not acted as a Purchaser Representative for any person in connection with this purchase of Securities by the Subscriber.

The Undersigned requests that the Securities be issued in the name of the Undersigned and delivered to the undersigned at the address below.

I will hold title to my shares as follows: (initial one)

_______ Community Property          _______ Joint tenancy (both must sign)
_______ Tenants in common            CAC    Individual ownership
        (each must sign)            _______ Trust or Keogh Plan
_______ As custodian under State    _______ Partnership
        Gifts to Minors Act         _______ Corporation
_______ As custodian, trustee or    _______ Other: (please describe):
        agent for:

INTENDING TO BE LEGALLY BOUND, the parties hereto have set their hands and seals on the 15th day of March, 2000.

                                                  /s/ Carol Ann Crowsley
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       (Signature of Authorized                  (Signature of Subscriber)
           Representative)                                 (Seal)

                                                  /s/ Carol Ann Crowsley
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  (Print Name, Title of Authorized          (Print Name, Title, if applicable)
          Representative)

Please type or print the following information:

1) NAME: /s/ Carol Ann Crowsley           2) NAME:
        ------------------------------            ------------------------------
        Full name(s) of Subscriber(s) as it (they) should appear on certificates and the schedule of Corporation

   2211 Augusta #27                       Houston     TX           77057
   -----------------------------------    -------    -----       --------
   Street Address                           City     State       Zip Code

       Telephone   713-780-1407          Fax  713-334-8852

Social Security or                       Social Security or
  Tax I.D. No. ###-##-####                 Tax I.D. No.
              ------------                             ------------

Dated: March 15, 2000                    Dated: March 15, 2000

     /s/ Carol Ann Crowsley
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            Signature                                   Signature

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     Title or capacity of signing party if the subscriber is partnership, corporation, trust or other non-individual entity.

Remittance should be payable to: Techrollup.com, Inc.,

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